UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of  earliest event reported): June 13, 2019

CARBON BLACK,  INC.

(Exact name of registrant as specified in its charter)

Delaware	001-38478	55-0810166

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 Winter Street
Waltham, MA	02451
(Address of principal executive offices)	(Zip Code)

(617) 393-7400

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each stock	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CBLK	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☒

Item 5.07          Submission of Matters to a Vote of Security Holders.

On June 13, 2019, Carbon Black, Inc. (the “Company”) held its 2019 Annual Meeting of Stockholders (the “Annual Meeting”), at which a quorum was present. At the Annual Meeting,  the stockholders of the Company voted on the following two proposals: (i) to elect each of the two persons named below to serve as a Class I Director of the Company for a three-year term that expires at the Company’s annual meeting of stockholders in 2022 and until his or her successor has been duly elected and qualified, subject to his or her earlier resignation or removal (“Proposal 1”) and (ii) to ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2019 (“Proposal 2”), each of which is described in more detail in the Company’s definitive proxy statement filed with the U.S. Securities and Exchange Commission on April 29, 2019. The voting results are set forth below.

Proposal 1: Election of Class I Directors

The Company’s stockholders approved Proposal 1. The voting results were as follows:

Nominee	Votes For	Votes Withheld	Broker Non-Votes
Joseph S. Tibbetts, Jr.	25,240,602	9,398,009	27,790,327
Jill A. Ward	33,551,937	1,086,674	27,790,327

Proposal 2: Ratification of Appointment of Independent Registered Public Accounting Firm

The Company’s stockholders approved Proposal 2. The voting results were as follows:

Votes For	Votes Against	Abstentions
62,309,499	32,090	87,349

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carbon Black, Inc.

Dated: June 14, 2019	By:	/s/ STEPHEN WEBBER
Stephen Webber,
Executive Vice President and Chief Financial Officer